   EXHIBIT (11) - STATEMENT RE:  COMPUTATION OF PRO FORMA EARNINGS PER SHARE
                   (DOLLARS IN THOUSANDS, EXPECT SHARE DATA)




                                                              THREE MONTHS ENDED JUNE 30,
                                                              1997                    1996
                                                         ---------------          ------------
  Average number of shares outstanding............            31,542,630            30,478,534
                                                         ===============          ============

  Loss applicable to common shares                               ($5,973)              ($4,495)
                                                         ===============          ============

  Net income (loss) per common share                              ($0.19)               ($0.15)
                                                         ===============          ============



                                                               NINE MONTHS ENDED JUNE 30,
                                                              1997                    1996
                                                         ---------------          ------------

  Average number of shares outstanding............            31,479,306            26,476,097
                                                         ===============          ============

  Loss applicable to common shares                               ($5,964)             ($27,124)
                                                         ===============          ============

  Net income (loss) per common share                              ($0.19)               ($1.02)
                                                         ===============          ============
